UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2008

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 480-8000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On May 20, 2008, Openwave Systems Inc. (the “Company”), received a staff determination letter (the “Notice”) from the Nasdaq Stock Market (“Nasdaq”) advising the Company that it was not in compliance with the requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14) because the Company has not timely filed its Form 10-Q for the quarter ended March 31, 2008, and that as a result the Company’s securities are subject to delisting from the Nasdaq Global Select Market.

The Company intends to timely request a hearing before the Nasdaq Listing Qualifications Panel to appeal the staff determination, and the delisting action will be automatically stayed pending the Panel’s decision. The Company’s stock will continue to be listed on Nasdaq until the Panel issues its decision and during any extension that is allowed by the Panel. There can be no assurance that the Panel will grant the Company’s request for continued listing. The press release announcing the Notice is attached as Exhibit 99.1 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit Number	Description

99.1	Press Release dated May 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPENWAVE SYSTEMS INC.

By:	/s/ Anne Brennan
Name:	Anne Brennan
Title:	Interim Chief Financial Officer

Date: May 22, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 22, 2008.